                                                                     Exhibit 3.3


                                    BY-LAWS

                                      OF

                           ENTRUST TECHNOLOGIES INC.

                                     BY-LAWS
                                     -------

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I. - Stockholders...................................................1
     A.     Place of Meetings...............................................1
     B.     Annual Meeting..................................................1
     C.     Special Meetings................................................1
     D.     Notice of Meetings..............................................1
     E.     Voting List.....................................................1
     F.     Quorum. ........................................................2
     G.     Adjournments....................................................2
     H.     Voting and Proxies..............................................2
     I.     Action at Meeting...............................................2
     J.     Action without Meeting..........................................2

ARTICLE II. - Directors.....................................................3
     A.     General Powers..................................................3
     B.     Number; Election; Tenure and Qualification......................3
     C.     Vacancies.......................................................3
     D.     Resignation.....................................................3
     E.     Regular Meetings................................................3
     F.     Special Meetings................................................4
     G.     Notice of Special Meetings......................................4
     H.     Meetings by Telephone Conference Calls..........................4
     I.     Quorum..........................................................4
     J.     Action at Meeting...............................................4
     K.     Action by Consent...............................................4
     L.     Removal.........................................................4
     M.     Committees......................................................5
     N.     Compensation of Directors.......................................5

ARTICLE III. - Officers.....................................................5
     A.     Enumeration.....................................................5
     B.     Election........................................................5
     C.     Qualification...................................................6
     D.     Tenure..........................................................6
     E.     Resignation and Removal.........................................6
     F.     Vacancies.......................................................6
     G.     Chairman of the Board and Vice Chairman of the Board............6
     H.     President. .....................................................6
     I.     Vice Presidents.................................................7

     J.     Secretary and Assistant Secretaries.............................7
     K.     Treasurer and Assistant Treasurers..............................7
     L.     Salaries........................................................8

ARTICLE IV. - Capital Stock.................................................8
     A.     Issuance of Stock...............................................8
     B.     Certificates of Stock...........................................8
     C.     Transfers.......................................................8
     D.     Lost, Stolen or Destroyed Certificates..........................9
     E.     Record Date.....................................................9

ARTICLE V. - General Provisions............................................10
     A.     Fiscal Year. ..................................................10
     B.     Corporate Seal.................................................10
     C.     Execution of Instruments.......................................10
     D.     Waiver of Notice...............................................10
     E.     Voting of Securities...........................................10
     F.     Evidence of Authority..........................................10
     G.     Articles of Incorporation......................................10
     H.     Transactions with Interested Directors.........................10
     I.     Severability...................................................11
     J.     Pronouns.......................................................11

ARTICLE VI. - Amendments...................................................11
     A.     By the Board of Directors......................................11
     B.     By the Stockholders............................................11

                            ARTICLE I. - Stockholders
                           --------------------------

          A.    Place of Meetings.  All meetings of stockholders shall be held
                -----------------
at such place within or without the State of Maryland as may be designated from time to time by the Board of Directors or, if not so designated, at the registered office of the corporation.

          B.    Annual Meeting.  The annual meeting of stockholders for the
                --------------
election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held each year at a time fixed by the Board of Directors. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

          C.    Special Meetings.  Special meetings of stockholders shall be
                ----------------
promptly called at any time by the President or by the Board of Directors or by the Secretary upon the written request of stockholders entitled to cast at least 15 percent of all votes entitled to be cast at the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting unless the purpose of the special meeting is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months in which case a majority of the stockholders entitled to cast all of the votes at the meeting is required to call a meeting.

          D.    Notice of Meetings.  Except as otherwise provided by law,
                ------------------
written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 90 days before the date of the meeting to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

          E.    Voting List.  The officer who has charge of the stock ledger of
                -----------
the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

          F.    Quorum.  Except as otherwise provided by law, the Articles of
                ------
Incorporation or these By-laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

          G.    Adjournments.  Any meeting of stockholders may be adjourned to
                ------------
any other time and to any other place at which a meeting of stockholders may be held under these By-laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

          H.    Voting and Proxies.  Each stockholder shall have one vote for
                ------------------
each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Articles of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after eleven months from the date of its execution, unless the proxy expressly provides for a longer period.

          I.    Action at Meeting.  When a quorum is present at any meeting, the
                -----------------
holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Articles of Incorporation or these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

          J.    Action without Meeting.  Any action required or permitted to be
                ----------------------
taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders meetings: (1) an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and (2) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                            ARTICLE II. - Directors
                            -----------------------

          A.    General Powers.  The business and affairs of the corporation
                --------------
shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Articles of Incorporation or these By-laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

          B.    Number; Election; Tenure and Qualification.  The number of
                ------------------------------------------
directors which shall constitute the whole Board of Directors shall be determined by resolution of the stockholders, but in no event shall be less than three. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

          C.    Vacancies.  Unless and until filled by the stockholders and
                ---------
except as provided by the Articles of Incorporation, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

          D.    Resignation.  Any director may resign by delivering his written
                -----------
resignation to the Board of Directors, the Chairman of the Board, the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later date.

          E.    Regular Meetings.  Regular meetings of the Board of Directors
                ----------------
may be held without notice at such time and place, either within or without the State of Maryland, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination, which notice shall be given at least 72 hours in advance of such meeting. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

          F.    Special Meetings.  Special meetings of the Board of Directors
                ----------------
may be held at any time and place, within or without the State of Maryland, designated by the Chairman of the Board, two or more directors, or by one director in the event that there is only a single director in office.

          G.    Notice of Special Meetings.  Notice of any special meeting of
                --------------------------
directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by telephone or by electronic devices sent to his business or home address at least 48 hours in advance of the meeting or by mailing written notice to his last known address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

          H.    Meetings by Telephone Conference Calls.  Directors or any
                --------------------------------------
members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by any means of communications by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

          I.    Quorum.  A majority of the total number of the whole Board of
                ------
Directors shall constitute a quorum at all meetings of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

          J.    Action at Meeting.  At any meeting of the Board of Directors at
                -----------------
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Articles of Incorporation or these By-laws.

          K.    Action by Consent.  Any action required or permitted to be taken
                -----------------
at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

          L.    Removal.  Except as otherwise provided by the Articles of
                -------
Incorporation, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

          M.    Committees.  The Board of Directors may, by resolution passed by
                ----------
a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Annotated Code of Maryland, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors.

          N.    Compensation of Directors.  Directors may be paid such
                -------------------------
compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                             ARTICLE III. - Officers
                             -----------------------

          A.    Enumeration.  The officers of the corporation shall consist of a
                -----------
President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

          B.    Election.  The President, Treasurer and Secretary shall be
                --------
elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

            C.  Qualification.  No officer need be a stockholder.  Any two or
                -------------
more offices may be held by the same person.

          D.    Tenure.  Except as otherwise provided by law, by the Articles of
                ------
Incorporation or by these By-laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

          E.    Resignation and Removal.  Any officer may resign by delivering
                -----------------------
his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation may be effective upon receipt unless it is specified to be effective at some later date.

          The Board of Directors, or a committee duly authorized to do so, may remove any officer with or without cause. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

          F.    Vacancies.  The Board of Directors may fill any vacancy
                ---------
occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

          G.    Chairman of the Board and Vice Chairman of the Board.   The
                -----------------------------------------------------
Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors.

          H.    President.  The President shall be the chief operating officer
                ---------
of the corporation. He shall also be the chief executive officer of the corporation unless such title is assigned to a Chairman of the Board. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and of the Board of Directors (except as provided in Section G above). The President may perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

          I.    Vice Presidents.  Any Vice President shall perform such duties
                ---------------
and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

          J.    Secretary and Assistant Secretaries.  The Secretary shall
                -----------------------------------
perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

          Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

          In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

          K.    Treasurer and Assistant Treasurers.   The Board of Directors
                ----------------------------------
shall appoint a Treasurer, who shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these

By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

          The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

          L.    Salaries.  Officers of the corporation shall be entitled to such
                --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE IV. - Capital Stock
                          ----------------------------

          A.    Issuance of Stock.  Unless otherwise voted by the stockholders
                -----------------
and subject to the provisions of the Articles of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

          B.    Certificates of Stock.  Every holder of stock of the corporation
                ---------------------
shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman of the Board of Directors, if any, the President or a Vice President and counter-signed by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

          Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the By-laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

          C.    Transfers.  Except as otherwise established by rules and
                ---------
regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

          D.    Lost, Stolen or Destroyed Certificates.  The corporation may
                --------------------------------------
issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

          E.    Record Date.  The Board of Directors may fix in advance a date
                -----------
as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 70 nor less than 15 days before the date of such meeting, nor more than 70 days prior to any other action to which such record date relates.

          If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                         ARTICLE V. - General Provisions
                         -------------------------------

            A.  Fiscal Year.  The fiscal year of the corporation shall be
                -----------
designated by the Board of Directors.

            B.  Corporate Seal.  The corporate seal shall be in such form as
                --------------
shall be approved by the Board of Directors.

          C.    Execution of Instruments.  The President shall have power to
                ------------------------
execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these By-laws, or where the execution and delivery of such an instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

          D.    Waiver of Notice.  Whenever any notice whatsoever is required to
                ----------------
be given by law, by the Articles of Incorporation or by these By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

          E.    Voting of Securities.  Except as the directors may otherwise
                --------------------
designate, the President may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

          F.    Evidence of Authority.  A certificate by the Secretary, or an
                ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

          G.    Articles of Incorporation.  All references in these By-laws to
                -------------------------
the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the corporation, as amended and in effect from time to time.

          H.    Transactions with Interested Directors.  No contract or
                --------------------------------------
transaction between the corporation and one or more of the directors, or between the corporation and any other corporation, firm, or other entity in which one or more of the directors are directors or have a material financial interest, shall be void or voidable solely because of the common directorship or interest, or solely because the director or officer is present at the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                1. The fact of the common directorship or interest is disclosed or known to:

                     (a) The Board of Directors or the committee, and the Board of Directors or committee authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or

                     (b) The stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

                2. The contract or transaction is fair and reasonable to the corporation.

          I.    Severability.  Any determination that any provision of these By-
                ------------
laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

          J.    Pronouns.  All pronouns used in these By-laws shall be deemed to
                --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                            ARTICLE VI. - Amendments
                            ------------------------

          A.    By the Board of Directors.  These By-laws may be altered,
                -------------------------
amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

          B.    By the Stockholders.  These By-laws may be altered, amended or
                -------------------
repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting

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

of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.




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